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Brushy Resources, Inc.

IMPORTANT SPECIAL MEETING INFORMATION 000004

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 20, 2016.

Vote by Internet

- Go to **www.investorvote.com/RBR**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

Proposal	For	Against	Abstain
1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of December 29, 2015, as amended on January 20, 2016 and March 24, 2016, and as it may be further amended from time to time, by and among Lilis Energy, Inc., Lilis Merger Sub, Inc. and Brushy Resources, Inc.	☐	☐	☐
2. To consider and vote on any proposal to authorize Brushy Resources, Inc. board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET <u>OR</u> TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Brushy Resources, Inc.

Notice of 2016 Special Meeting of Stockholders

We are pleased to invite you to attend a special meeting of the stockholders of Brushy, which will be held at 300 E. Sonterra Blvd., Suite 1220, San Antonio, Texas 78258, on May 20, 2016 at 10:00 a.m., local time.

Michael J. Pawelek and N. Kim Vo, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Brushy Resources, Inc. to be held on May 20, 2016 or at any postponement or adjournment thereof.

We do not expect to transact any other business at the special meeting. Brushy Resources, Inc. board of directors has fixed the close of business on April 26, 2016 as the record date for determining those Brushy stockholders entitled to vote at the special meeting and any adjournment or postponement thereof. Accordingly, only Brushy Resources, Inc. stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the special meeting. A complete list of the Brushy stockholders will be available for examination at the offices of Brushy in San Antonio, Texas, during ordinary business hours for a period of 10 days prior to the special meeting.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1 and 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)